Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Trinseo S.A. (the “Company”) on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof, I, the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)The report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2015

By:	/s/ Christopher D. Pappas
Name:	Christopher D. Pappas
Title:	Chief Executive Officer